                                                                 EXHIBIT 1.A.5.i

                    FORM OF ILLUSTRATIONS OF DEATH BENEFITS,
                 CASH SURRENDER VALUES AND ACCUMULATED PREMIUMS

Tables on Pages A-3 to A-12 illustrate the Death Benefit and Cash Surrender Value of the Policy and are provided to assist in the comparison of the Policy with other variable life policies issued by PMLIC or other companies. The illustrations show how the Death Benefit and the cash surrender value (reflecting the deduction of the Premium Expense Charge and the Surrender Charge, if any), may vary over an extended period of time for different issue ages and premium classes, assuming hypothetical rates of investment return of the Subaccounts equivalent to constant gross annual rates of 0%, 6% and 12%. The tables on Pages A-3 to A-12 are for males and females at certain ages, for various Face Amounts and Non-Smoker premium class. These illustrations assume the payment of scheduled premiums only and thus are applicable for Policies with either the Basic Death Benefit or Increasing Death Benefit.

The amounts shown are as of the end of each Policy Year. The tables on Pages A-3 to A-6, A-11 and A-12 assume that the current monthly cost of insurance rates and the current transaction charge for the Zero Coupon Bond Subaccount will be charged for the entire period illustrated while the tables on Pages A-7 to A-10 are based on guaranteed (maximum) cost of insurance rates and the maximum transaction charge for the Zero Coupon Bond Subaccount. The amounts shown in all tables reflect daily charges for mortality and expense risks equivalent to an effective annual charge of 0.60%, and in addition, reflect an averaging of certain other asset charges that may be assessed under the Policy, depending upon how premiums are allocated. The total of the asset charges reflected in the illustrations, including the 0.60% mortality and expense risk charge listed above, is 1.39% for the illustrations on Pages A-3 to A-6, A-11 and A-12 and 1.40% for the Illustrations on Pages A-7 to A-10. The total charge is based on an assumption that an Owner allocates the Policy values equally among each available Subaccount.

These asset charges reflect an investment advisory fee of 0.62% which represents an average of the fees incurred by the Portfolios during the most recent fiscal year and expenses of 0.17% which is based on an average of the actual expenses incurred by the Portfolios during the most recent fiscal year.

For certain Portfolios, certain expenses were reimbursed or fees waived during 1999. It is anticipated that expense reimbursement and fee waiver arrangements will continue past the current year. Absent the expense reimbursement, the 1999 Total Annual Expenses would have been 1.21%, for the Market Street Fund All Pro Small Cap Value Portfolio, 0.57% for the VIP Fund Equity-Income Portfolio, 0.66% for the VIP Fund Growth Portfolio, 0.91% for the VIP Fund Overseas Portfolio, 0.63% for the VIP II Fund Asset Manager Portfolio, 0.67% for the VIP II Fund Contrafund(R) Portfolio, and 3.23%, for the Van Eck Worldwide Real Estate Portfolio. Similar expense reimbursement and fee waiver arrangements were also in place for the other Portfolios and it is anticipated that such arrangements will continue past the current year. However, no expenses were reimbursed or fees waived during 1999 for these Portfolios because the level of actual expenses and fees never exceeded the thresholds at which the reimbursement and waiver arrangements would have become operative. In the event that reimbursements or fee waivers do not continue for any Portfolio in future years, the Portfolio's actual expenses would increase and this would likely increase the average expense figure on which the illustrations are based. See "Table of Fund Fees and Expenses", for more information about such reimbursements.

The tables also reflect the fact that no charges for Federal or state income taxes are currently made against the Subaccounts. If such a charge is made in the future, it would take a higher gross annual rate of return to produce the same Policy values.

The second column of each table shows the amount to which the premiums would accumulate if an amount equal to those premiums were invested to earn interest, after taxes, at 5% compounded annually.

The illustrations also provide information about the premiums payable on and after the Premium Change Date. The tables illustrate the Policy values that would result if scheduled premiums are paid when due and the year, if any, in which the Special Premium Payment Provision initially goes into effect.

That year is shown by use of an asterisk (*). If the Special Premium Payment Provision goes into effect for a Policy Year not shown in the illustration, the asterisk is shown for the first Policy Year illustrated after it goes into effect.

The Tables on Pages A-11 and A-12 illustrate the Death Benefit and cash surrender value of the Policy with the Basic Death Benefit and the Increasing Death Benefit, respectively. In addition to the assumptions regarding hypothetical rates of investment return for the Subaccounts and charges and expenses, these illustrations are for a male, age 35 having a Policy with a $100,000 Face Amount and an unscheduled premium of $10,000 when the Policy is purchased. The year in which the Special Premium Payment Provision goes into effect under each Death Benefit Option is also shown.

Upon request, PMLIC will provide a comparable illustration of future benefits under the Policy based upon the Insured's Age, sex, if applicable, Premium Class, and frequency of premium payments requested.

For Policies issued in states requiring "unisex" policies (currently Montana) or in conjunction with employee benefit plans, PMLIC will furnish upon request illustrations based on unisex cost of insurance rates, and the Insured's age. PMLIC reserves the right to charge a reasonable fee for this service to persons who request more than one policy illustration during a policy year.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 25
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
               $765 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
                    USING CURRENT COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
                          -------------------------------------------   -------------------------------------------
            PREMIUMS            ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
END OF    ACCUMULATED             ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
POLICY   AT 5 PCT. INT.   -------------------------------------------   -------------------------------------------
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1             803        100,000        100,000          100,000             0              0               0
   2           1,647        100,000        100,000          100,000           170            264             363
   3           2,532        100,000        100,000          100,000           606            793             996
   4           3,462        100,000        100,000          100,000         1,038          1,350           1,703
   5           4,438        100,000        100,000          100,000         1,464          1,936           2,488
   6           5,464        100,000        100,000          100,000         2,061          2,727           3,538
   7           6,540        100,000        100,000          100,000         2,688          3,583           4,719
   8           7,670        100,000        100,000          100,000         3,306          4,469           6,004
   9           8,857        100,000        100,000          100,000         3,914          5,383           7,401
  10          10,103        100,000        100,000          100,248         4,511          6,326           8,923
  11          11,412        100,000        100,000          101,300         4,919          7,121          10,402
  12          12,785        100,000        100,000          102,473         5,315          7,946          12,028*
  13          14,228        100,000        100,000          103,780         5,695          8,799          13,815
  14          15,743        100,000        100,000          105,236         6,060          9,682          15,778
  15          17,333        100,000        100,000          106,858         6,407         10,594          17,935
  16          19,003        100,000        100,000          108,664         6,737         11,536          20,304
  17          20,756        100,000        100,273          110,672         7,047         12,506          22,905
  18          22,597        100,000        100,650          112,907         7,336         13,506          25,763
  19          24,530        100,000        101,023          115,392         7,603         14,534          28,903
  20          26,560        100,000        101,394          118,156         7,849         15,593*         32,354
  25          38,337        100,000        103,146          150,145         8,666         21,316          55,404
  30          53,367        100,000        104,564          212,243         8,551         27,680          91,484
  35          72,550        100,000        105,409          293,959         6,892         34,399         146,979
  40          97,032        100,000        105,372          405,221         2,863         41,216         231,555
  45         128,279        100,000        104,101          555,967             0         47,549         358,688
  50         175,144        100,000        107,537          766,990             0         59,144         547,849
  55         234,957        100,000        110,581        1,065,157             0         70,231         825,702

(1) If premiums are paid more frequently than annually the payments would be $393.98 semiannually, $200.43 quarterly, or $67.32 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,105 assuming a 0 pct. rate of return; $1,969 assuming a 6 pct. rate of return; and $765 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                              FEMALE ISSUE AGE 35
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
               $991 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
                    USING CURRENT COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
                          -------------------------------------------   -------------------------------------------
            PREMIUMS            ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
END OF    ACCUMULATED             ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
POLICY   AT 5 PCT. INT.   -------------------------------------------   -------------------------------------------
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1           1,041        100,000        100,000          100,000             0              0               0
   2           2,133        100,000        100,000          100,000           509            641             779
   3           3,280        100,000        100,000          100,000         1,115          1,378           1,662
   4           4,485        100,000        100,000          100,000         1,702          2,139           2,633
   5           5,750        100,000        100,000          100,000         2,267          2,925           3,697
   6           7,078        100,000        100,000          100,000         3,010          3,936           5,065
   7           8,472        100,000        100,000          100,000         3,779          5,019           6,595
   8           9,936        100,000        100,000          100,000         4,524          6,127           8,249
   9          11,474        100,000        100,000          100,000         5,246          7,262          10,043
  10          13,088        100,000        100,000          100,429         5,945          8,425          11,991
  11          14,783        100,000        100,000          101,805         6,423          9,417          13,907
  12          16,563        100,000        100,000          103,342         6,879         10,443          16,009*
  13          18,431        100,000        100,000          105,056         7,316         11,503          18,318
  14          20,393        100,000        100,000          106,966         7,732         12,600          20,854
  15          22,454        100,000        100,000          109,094         8,127         13,733          23,641
  16          24,617        100,000        100,000          111,461         8,499         14,905          26,704
  17          26,888        100,000        100,140          114,095         8,848         16,115          30,069
  18          29,273        100,000        100,617          117,023         9,171         17,362          33,769
  19          31,777        100,000        101,090          120,277         9,465         18,645          37,833
  20          34,407        100,000        101,561          123,895         9,732         19,967*         42,302
  25          49,662        100,000        103,812          162,447        10,571         27,166          72,198
  30          69,133        100,000        105,645          232,224        10,268         35,320         119,089
  35          93,983        100,000        106,733          324,850         7,684         43,959         191,088
  40         128,506        100,000        109,183          450,836         4,817         55,295         300,557
  45         172,568        100,000        110,621          624,069             0         66,034         462,273

(1) If premiums are paid more frequently than annually the payments would be $510.37 semiannually, $259.64 quarterly, or $87.21 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $1,767 assuming a 0 pct. rate of return; $1,475 assuming a 6 pct. rate of return; and $991 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 45
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
              $1,783 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
                    USING CURRENT COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
 ----     -----------     ------------   ------------   -------------   ------------   ------------   -------------
   1           1,872        100,000        100,000          100,000           230            313             397
   2           3,838        100,000        100,000          100,000         1,337          1,579           1,831
   3           5,902        100,000        100,000          100,000         2,405          2,883           3,401
   4           8,069        100,000        100,000          100,000         3,432          4,226           5,121
   5          10,345        100,000        100,000          100,000         4,416          5,606           7,004
   6          12,734        100,000        100,000          100,000         5,634          7,304           9,347
   7          15,243        100,000        100,000          100,000         6,891          9,127          11,975
   8          17,877        100,000        100,000          100,000         8,095         10,982          14,817
   9          20,643        100,000        100,000          100,000         9,240         12,869          17,894
  10          23,548        100,000        100,000          100,000        10,321         14,781          21,227
  11          26,597        100,000        100,000          100,349        11,054         16,439          24,567
  12          29,799        100,000        100,000          102,857        11,716         18,122          28,210
  13          33,161        100,000        100,000          105,662        12,309         19,833          32,186*
  14          36,692        100,000        100,000          108,792        12,830         21,574          36,528
  15          40,398        100,000        100,000          112,279        13,271         23,342          41,270
  16          44,290        100,000        100,000          116,163        13,627         25,133          46,448
  17          48,377        100,000        100,000          120,487        13,888         26,945          52,106
  18          52,668        100,000        100,000          125,294        14,044         28,774          58,287
  19          57,174        100,000        100,000          130,636        14,082         30,613          65,039
  20          61,904        100,000        100,000          136,571        13,987         32,457          72,415
  25          89,352        100,000        100,000          187,230        11,086         41,694         120,793
  30         129,559        100,000        103,936          270,645         7,726         55,543*        193,318
  35         180,874        100,000        109,822          387,075             0         69,471         300,058

(1) If premiums are paid more frequently than annually the payments would be $918.25 semiannually, $467.15 quarterly, or $156.90 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,947 assuming a 0 pct. rate of return; $2,675 assuming a 6 pct. rate of return; and $1,783 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                              FEMALE ISSUE AGE 55
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
              $2,445 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
                    USING CURRENT COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
 ----     -----------     ------------   ------------   -------------   ------------   ------------   -------------
   1           2,567        100,000        100,000          100,000           485            599             713
   2           5,263        100,000        100,000          100,000         1,969          2,298           2,641
   3           8,093        100,000        100,000          100,000         3,403          4,053           4,758
   4          11,065        100,000        100,000          100,000         4,792          5,871           7,090
   5          14,186        100,000        100,000          100,000         6,135          7,755           9,659
   6          17,462        100,000        100,000          100,000         7,772         10,048          12,833
   7          20,903        100,000        100,000          100,000         9,474         12,525          16,415
   8          24,515        100,000        100,000          100,000        11,110         15,059          20,306
   9          28,308        100,000        100,000          100,000        12,667         17,641          24,534
  10          32,291        100,000        100,000          100,000        14,134         20,264          29,130
  11          36,472        100,000        100,000          102,692        15,162         22,585          33,782
  12          40,863        100,000        100,000          106,303        16,090         24,948          38,854*
  13          45,474        100,000        100,000          110,337        16,919         27,359          44,393
  14          50,315        100,000        100,000          114,839        17,650         29,827          50,451
  15          55,398        100,000        100,000          119,857        18,277         32,356          57,083
  16          60,991        100,000        100,000          125,438        19,339         35,183          64,341
  17          66,864        100,000        100,000          131,638        20,264         38,077          72,279
  18          73,031        100,000        100,000          138,519        21,024         41,026          80,950
  19          79,506        100,000        100,000          146,153        21,582         44,021          90,412
  20          86,304        100,000        100,925          154,621        21,903         47,037         100,733
  25         125,750        100,000        106,736          225,721        18,924         62,149*        167,201

(1) If premiums are paid more frequently than annually the payments would be $1,259.18 semiannually, $640.59 quarterly, or $215.16 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $3,039 assuming a 0 pct. rate of return; $2,689 assuming a 6 pct. rate of return; and $2,445 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 25
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
               $765 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
               USING GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
 ----     -----------     ------------   ------------   -------------   ------------   ------------   -------------
   1            803         100,000        100,000          100,000            0               0               0
   2          1,647         100,000        100,000          100,000          168             262             361
   3          2,532         100,000        100,000          100,000          603             790             993
   4          3,462         100,000        100,000          100,000        1,035           1,347           1,698
   5          4,438         100,000        100,000          100,000        1,460           1,931           2,482
   6          5,464         100,000        100,000          100,000        2,056           2,720           3,530
   7          6,540         100,000        100,000          100,000        2,682           3,576           4,709
   8          7,670         100,000        100,000          100,000        3,299           4,460           5,992
   9          8,857         100,000        100,000          100,000        3,906           5,372           7,386
  10         10,103         100,000        100,000          100,000        4,502           6,313           8,904
  11         11,412         100,000        100,000          100,896        4,908           7,106          10,380
  12         12,785         100,000        100,000          102,038        5,303           7,928          12,003*
  13         14,228         100,000        100,000          103,310        5,682           8,779          13,786
  14         15,743         100,000        100,000          104,729        6,045           9,659          15,745
  15         17,333         100,000        100,000          106,309        6,391          10,568          17,896
  16         19,003         100,000        100,000          108,071        6,720          11,506          20,259
  17         20,756         100,000        100,000          110,031        7,027          12,473          22,854
  18         22,597         100,000        100,000          112,215        7,315          13,469          25,705
  19         24,530         100,000        100,302          114,643        7,580          14,495          28,836
  20         26,560         100,000        100,619          117,345        7,824          15,552          32,278
  25         38,337         100,000        102,031          149,742        8,629          21,265*         55,255
  30         53,367         100,000        102,961          211,549        8,499          27,635          91,185
  35         72,550         100,000        103,076          292,543        6,737          34,346         146,271
  40         97,032         100,000        101,962          401,256        2,168          40,963         229,289
  45        128,279         100,000        100,000          545,003            0          46,669         351,614
  50        175,742         100,000        100,984          739,187            0          57,532         527,991
  55        236,318         100,000        102,059        1,001,100            0          67,159         776,046

(1) If premiums are paid more frequently than annually the payments would be $393.98 semiannually, $200.43 quarterly, or $67.32 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,105 assuming a 0 pct. rate of return; $2,072 assuming a 6 pct. rate of return; and $765 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                              FEMALE ISSUE AGE 35
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
               $991 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
               USING GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
 ----     -----------     ------------   ------------   -------------   ------------   ------------   -------------
   1           1,041        100,000        100,000         100,000             0               0               0
   2           2,133        100,000        100,000         100,000           507             639             777
   3           3,280        100,000        100,000         100,000         1,112           1,375           1,659
   4           4,485        100,000        100,000         100,000         1,698           2,135           2,628
   5           5,750        100,000        100,000         100,000         2,262           2,920           3,691
   6           7,078        100,000        100,000         100,000         3,004           3,928           5,056
   7           8,472        100,000        100,000         100,000         3,771           5,009           6,583
   8           9,936        100,000        100,000         100,000         4,514           6,115           8,234
   9          11,474        100,000        100,000         100,000         5,235           7,247          10,023
  10          13,088        100,000        100,000         100,000         5,932           8,407          11,967
  11          14,783        100,000        100,000         100,696         6,408           9,397          13,881
  12          16,563        100,000        100,000         102,145         6,860          10,416          15,978
  13          18,431        100,000        100,000         103,763         7,286          11,465          18,277*
  14          20,393        100,000        100,000         105,567         7,687          12,543          20,797
  15          22,454        100,000        100,000         107,580         8,060          13,652          23,561
  16          24,617        100,000        100,000         109,822         8,404          14,790          26,591
  17          26,888        100,000        100,000         112,320         8,716          15,958          29,914
  18          29,273        100,000        100,000         115,099         8,994          17,155          33,558
  19          31,777        100,000        100,000         118,189         9,233          18,377          37,552
  20          34,407        100,000        100,000         121,627         9,431          19,627          41,932
  25          49,662        100,000        100,636         159,900         9,801          26,331          71,066
  30          69,133        100,000        101,222         226,682         8,771          33,736         116,247
  35          93,983        100,000        100,671         313,741         4,895          41,229         184,553
  40         130,148        100,000        102,490         429,975             0          52,467*        286,650
  45         176,306        100,000        103,046         585,369             0          62,845         433,607

(1) If premiums are paid more frequently than annually the payments would be $510.37 semiannually, $259.64 quarterly, or $87.21 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $1,767 assuming a 0 pct. rate of return; $1,758 assuming a 6 pct. rate of return; and $991 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 45
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
               $1783 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
               USING GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1           1,872        100,000        100,000         100,000            228            311             395
   2           3,838        100,000        100,000         100,000          1,334          1,575           1,826
   3           5,902        100,000        100,000         100,000          2,399          2,876           3,394
   4           8,069        100,000        100,000         100,000          3,424          4,216           5,110
   5          10,345        100,000        100,000         100,000          4,405          5,594           6,990
   6          12,734        100,000        100,000         100,000          5,620          7,288           9,327
   7          15,243        100,000        100,000         100,000          6,874          9,106          11,949
   8          17,877        100,000        100,000         100,000          8,075         10,957          14,784
   9          20,643        100,000        100,000         100,000          9,216         12,837          17,852
  10          23,548        100,000        100,000         100,000         10,293         14,743          21,176
  11          26,597        100,000        100,000         100,000         11,021         16,394          24,505
  12          29,799        100,000        100,000         100,971         11,675         18,065          28,145
  13          33,161        100,000        100,000         103,624         12,250         19,756          32,116
  14          36,692        100,000        100,000         106,590         12,743         21,466          36,446*
  15          40,398        100,000        100,000         109,898         13,144         23,188          41,168
  16          44,290        100,000        100,000         113,588         13,444         24,919          46,318
  17          48,377        100,000        100,000         117,700         13,633         26,653          51,935
  18          52,668        100,000        100,000         122,276         13,696         28,382          58,062
  19          57,174        100,000        100,000         127,367         13,615         30,095          64,743
  20          61,904        100,000        100,000         133,027         13,370         31,782          72,028
  25          89,352        100,000        100,000         184,724          9,012         39,563         119,176
  30         131,009        100,000        100,000         262,736          1,765         51,827         187,668
  35         184,175        100,000        100,000         366,848              0         63,494         284,378

(1) If premiums are paid more frequently than annually the payments would be $918.25 semiannually, $467.15 quarterly, or $156.90 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,947 assuming a 0 pct. rate of return; $2,925 assuming a 6 pct. rate of return; and $1,783 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                              FEMALE ISSUE AGE 55
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
              $2,445 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
               USING GUARANTEED MAXIMUM COST OF INSURANCE CHARGES

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1           2,567        100,000        100,000         100,000            395            506             618
   2           5,263        100,000        100,000         100,000          1,783          2,101           2,433
   3           8,093        100,000        100,000         100,000          3,117          3,741           4,419
   4          11,065        100,000        100,000         100,000          4,399          5,431           6,598
   5          14,186        100,000        100,000         100,000          5,628          7,174           8,993
   6          17,462        100,000        100,000         100,000          7,145          9,310          11,966
   7          20,903        100,000        100,000         100,000          8,718         11,615          15,316
   8          24,515        100,000        100,000         100,000         10,213         13,955          18,940
   9          28,308        100,000        100,000         100,000         11,614         16,318          22,859
  10          32,291        100,000        100,000         100,000         12,907         18,694          27,099
  11          36,472        100,000        100,000         100,000         13,742         20,736          31,356
  12          40,863        100,000        100,000         100,436         14,456         22,787          36,023
  13          45,474        100,000        100,000         103,933         15,050         24,852          41,123
  14          50,315        100,000        100,000         107,846         15,524         26,937          46,690*
  15          55,398        100,000        100,000         112,215         15,872         29,042          52,773
  16          61,350        100,000        100,000         117,082         16,627         31,737          59,420
  17          67,600        100,000        100,000         122,496         17,212         34,470          66,676
  18          74,163        100,000        100,000         128,508         17,588         37,222          74,587
  19          81,053        100,000        100,000         135,184         17,706         39,973          83,201
  20          88,288        100,000        100,000         142,598         17,517         42,709          92,575
  25         130,267        100,000        100,000         205,487         10,183         56,098         152,212

(1) If premiums are paid more frequently than annually the payments would be $1,259.18 semiannually, $640.59 quarterly, or $215.16 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $3,039 assuming a 0 pct. rate of return; $3,031 assuming a 6 pct. rate of return; and $2,445 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 35
                $100,000 FACE AMOUNT (GUARANTEED DEATH BENEFIT)
              $1,143 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
             WITH $10,000 UNSCHEDULED PREMIUM PAID AT POLICY ISSUE
                    USING CURRENT COST OF INSURANCE CHARGES
                            WITH BASIC DEATH BENEFIT

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1         11,700         100,723        101,324          101,925          9,098          9,699          10,300
   2         13,485         101,007        102,275          103,614          9,719*        10,987*         12,327*
   3         15,360         101,187        103,192          105,426         10,322         12,328          14,562
   4         17,328         101,321        104,136          107,441         10,907         13,721          17,026
   5         19,394         101,407        105,106          109,678         11,471         15,169          19,742
   6         21,564         101,445        106,103          112,165         12,228         16,887          22,949
   7         23,843         101,430        107,127          114,925         13,021         18,717          26,516
   8         26,235         101,363        108,179          117,991         13,791         20,607          30,419
   9         28,747         101,241        109,259          121,393         14,538         22,556          34,690
  10         31,384         101,063        110,369          125,189         15,261         24,567          39,368
  11         34,154         100,824        111,506          136,347         15,744         26,426          44,268
  12         37,062         100,524        112,672          147,912         16,201         28,349          49,635
  13         40,115         100,160        113,867          160,417         16,630         30,337          55,507
  14         43,321         100,000        115,092          173,415         17,032         32,392          61,934
  15         46,687         100,000        116,346          186,892         17,401         34,516          68,964
  16         50,221         100,000        117,630          200,833         17,737         36,709          76,654
  17         53,932         100,000        118,940          216,044         18,035         38,970          85,056
  18         57,829         100,000        120,278          231,811         18,289         41,299          94,232
  19         61,921         100,000        121,644          249,136         18,496         43,694         104,241
  20         66,217         100,000        123,036          267,148         18,648         46,153         115,150
  25         91,143         100,000        130,464          372,423         18,484#        59,454         186,211
  30        122,956         100,000        138,644          515,430         16,240         74,488         294,531
  35        163,558         100,000        147,638          708,943         10,389         91,086         457,382
  40        215,378         100,000        157,527          979,596          3,427        109,134         699,711
  45        281,514         100,000        168,655        1,361,839              0        128,304       1,055,689

(1) If premiums are paid more frequently than annually the payments would be $588.65 semiannually, $299.47 quarterly, or $100.58 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,239 assuming a 0 pct. rate of return; $1,143 assuming a 6 pct. rate of return; and $1,143 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

 # First year shown in which Special Premium Payment Provision ceases to be in effect.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

      PROVIDENT MUTUAL -- MODIFIED PREMIUM VARIABLE LIFE INSURANCE POLICY
                               MALE ISSUE AGE 35
                              $100,000 FACE AMOUNT
              $1,143 INITIAL SCHEDULED PREMIUM FOR NON-SMOKERS(1)
             WITH $10,000 UNSCHEDULED PREMIUM PAID AT POLICY ISSUE
                    USING CURRENT COST OF INSURANCE CHARGES
                         WITH INCREASING DEATH BENEFIT

                                         DEATH BENEFIT                             CASH SURRENDER VALUE
            PREMIUMS      -------------------------------------------   -------------------------------------------
END OF    ACCUMULATED           ASSUMING HYPOTHETICAL GROSS(3)                ASSUMING HYPOTHETICAL GROSS(3)
POLICY   AT 5 PCT. INT.           ANNUAL INVESTMENT RETURN OF                   ANNUAL INVESTMENT RETURN OF
 YEAR     PER YEAR(2)     0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS   0 PCT. GROSS   6 PCT. GROSS   12 PCT. GROSS
------   --------------   ------------   ------------   -------------   ------------   ------------   -------------
   1         11,700         110,000        110,000          110,000         9,082           9,682          10,283
   2         13,485         110,000        111,143          111,143         9,687          10,953*         12,292*
   3         15,360         110,000        112,286          112,286        10,273          12,272          14,507
   4         17,328         110,000        113,429          113,429        10,840          13,642          16,950
   5         19,394         110,000        114,572          114,572        11,386          15,063          19,642
   6         21,564         110,000        115,715          115,715        12,125          16,751          22,825
   7         23,843         110,000        116,858          116,858        12,897          18,548          26,369
   8         26,235         110,000        118,001          118,001        13,646          20,400          30,249
   9         28,747         110,000        119,144          119,144        14,369          22,306          34,501
  10         31,384         110,000        120,287          124,541        15,066          24,271          39,164
  11         34,154         110,000        121,430          135,651        15,522          26,078          44,043
  12         37,062         110,000        122,573          147,165        15,947          27,942          49,384
  13         40,115         110,000        123,716          159,614        16,342          29,867          55,230
  14         43,321         110,000        124,859          172,554        16,704          31,852          61,626
  15         46,687         110,000        126,002          185,970        17,030          33,897          68,623
  16         50,221         110,000        127,145          199,847        17,320          36,005          76,277
  17         53,932         110,000        128,288          214,987        17,567          38,173          84,641
  18         57,829         110,000        129,431          230,681        17,766          40,398          93,773
  19         61,921         110,000        130,574          247,926        17,912          42,679         103,734
  20         66,217         110,000        131,717          265,853        17,998          45,012         114,592
  25         91,143         110,000        137,432          370,628        17,381          57,483         185,314
  30        122,956         110,000        143,147          512,947        14,404          71,265         293,112
  35        163,558         110,000        148,862          705,521         7,295          86,025         455,174
  40        215,378         110,000        154,577          974,857             0         101,498         696,326
  45        281,514         110,000        160,292        1,355,235             0         117,247       1,050,569

(1) If premiums are paid more frequently than annually the payments would be $588.65 semiannually, $299.47 quarterly, or $100.58 monthly. The death benefits and cash surrender values shown would be affected by the more frequent premium payments. The annual premium on the Premium Change Date assuming current cost of insurance charges will be as follows: $2,239 assuming a 0 pct. rate of return; $1,143 assuming a 6 pct. rate of return; and $1,143 assuming a 12 pct. rate of return.

(2) The premiums accumulated at 5% interest in Column 2 are those payable if the gross investment return is 6%.

(3) Assumes no Policy loan has been made.

It is emphasized that the hypothetical investment rates of return shown above and elsewhere in this prospectus are illustrative only and should not be deemed a representation of past or future investment rates of return. Actual rates of return may be more or less than those shown and will depend on a number of factors, including the separate accounts chosen by an owner. The Death Benefit, Cash Surrender Value and premium on the premium change date for a Policy would be different from those shown if the actual rates of return average 0%, 6%, and 12% over a period of years, but also fluctuated above or below those averages for individual Policy years. No representations can be made by PMLIC that these hypothetical rates of return can be achieved for any one year or sustained over any period of time.

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